SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

RDW CAPITAL LLC, as assignee of Redwood Management, LLC, OLD MAIN CAPITAL, LLC, as assignee of Redwood Management, LLC, BOU Trust, as assignee of Redwood Management, LLC and REDWOOD MANAGEMENT, LLC, Plaintiffs, -against- MILLENNIUM HEALTHCARE, INC., Defendant.	Index No. 653378/15

NOTICE OF BANKRUPTCY

PLEASE TAKE NOTICE that on February 8, 2016, an involuntary petition as filed against Millennium Healthcare, Inc. (the "Debtor") in the United States Bankruptcy Court for the Eastern District of New York seeking relief under chapter 7 of the Bankruptcy Code. The Case has been assigned case number 16-70504. A copy of the notice of bankruptcy case filing is attached hereto as Exhibit "A".

PLEASE TAKE FURTTHER NOTICE that pursuant to section 362(a) of the Bankruptcy Code, the filing of an involuntary petition operates as an automatic stay, applicable to all entities, of, among other things: (a) the commencement or continuation of all judicial, administrative, or other actions or proceedings against the Debtor (b) the enforcement, against the Debtor or against any property of the Debtor's bankruptcy estate, of a writ, levy, judgment or similar type of execution device; or (c) any act to obtain possession of property of or from the Debtor's bankruptcy estate, or to exercise control over property of the Debtor's bankruptcy estate.

Dated: New York, New York
February 8, 2016

ROBINSON BROG LEINWAND GREENE
GENOVESE & GLUCK, P.C.

By: ______________________
Steven Eichel
Attorneys for Plaintiffs
875 Third Avenue
New York, New York 10022
212.603.6300

United States Bankruptcy Court
Eastern District of New York

Notice of Involuntary Bankruptcy Case Filing

An involuntary bankruptcy case concerning the debtor(s) listed below was filed under Chapter 7 of the United States Bankruptcy Code, entered on 02/08/2016 at 4:13 PM and filed on 02/08/2016.

MILLENNIUM HEALTHCARE, INC.
68 SOUTH SERVICE ROAD
SUITE 100
MELVILLE, NY 11747
Tax ID / EIN: 11-3229358

The case was filed by the following petitioning creditor(s):

GEMINI MASTERFUND, LTD.
C/O GEMINI STRATEGIES LLC, INC.
619 SOUTH VULCAN AVENUE
SUITE 203
ENCINITAS, CA 92024

SCS TACTICAL ALLOCATION FUND
116 SOUTH FRANKLIN STREET
ROCKY MOUNT, SC 27804

JOE GIAMICHAEL/DIMITRY SHAPIRO
40 WALL STREET
SUITE 2839
NEW YORK, NY 10005

STACY L. GIUNTA REVOCABLE TRUST
71 7TH AVENUE
APT. 1
BROOKLYN, NY 11217

REDWOOD FUND III, LTD.
C/O REDWOOD MANAGEMENT, LLC
16850 COLLINS AVENUE
#112-341
SUNNY ISLES BEACH, FL 33160

Arnold Mitchell Greene
Robinson Brog Leinwand Greene et al
875 Third Avenue
9th Floor
New York, NY 10022

(212) 603-6399

The case was assigned case number 8-16-70504.

If you would like to view the bankruptcy petition and other documents filed by the petitioning creditor(s) and the debtor, they are available at our *Internet* home page https://ecf.nyeb.uscourts.gov/ or at the Clerk's Office, 290 Federal Plaza, Central Islip, NY 11722.

You may be a creditor of the debtor. If so, you will receive an additional notice from the court setting forth important deadlines.

Robert A. Gavin, Jr.
Clerk, U.S. Bankruptcy Court

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